UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 16, 2006

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51990	84-1288730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement

A settlement agreement has been reached in the Delaware Chancery Court action captioned In re Tele-Communications, Inc. Shareholders Litigation (the TCI Merger Litigation).  The TCI Merger Litigation relates to the March 1999 merger (the TCI Merger) of a subsidiary of AT&T Corp. (AT&T) and Tele-Communications, Inc. (TCI), the former parent company of Liberty Media LLC (f/k/a Liberty Media Corporation (Old Liberty)), which is the predecessor reporting person of Liberty Media Corporation (Liberty).  The agreed-upon settlement amount of $52 million has been placed in escrow pending the court’s approval of the settlement and the resulting dismissal of the action.

The defendants in the TCI Merger Litigation are those persons who served as directors of TCI at the time of the TCI Merger.  John C. Malone, who is currently the Chairman of the Board of Liberty, was the Chairman of the Board of TCI at the time of the TCI Merger.  In connection with the TCI Merger, the Amended and Restated Employment Agreement (the Malone Employment Agreement), dated as of November 1, 1992, as amended, between Mr. Malone and TCI was assigned to a subsidiary of Liberty.  The Malone Employment Agreement provided, among other things, that Mr. Malone was entitled to be indemnified by TCI in the event of losses incurred by him as a result of his serving as a director of TCI.  In connection with the assignment of the Malone Employment Agreement to it, the assignee subsidiary assumed TCI’s obligations thereunder.

In connection with his defense in the TCI Merger Litigation, Mr. Malone made a request for indemnification from Liberty pursuant to the indemnification provisions contained in the Malone Employment Agreement.  Mr. Malone, as well as the other former TCI directors, also made claims for indemnification from Comcast Corporation, the parent company of the former TCI, pursuant to the indemnification provisions of TCI’s charter and bylaws as well as certain indemnity agreements.  In connection with the settlement, Liberty is contributing approximately $6 million to be applied toward the settlement and to pay fees and expenses incurred on behalf of Mr. Malone in the defense of the TCI Merger Litigation.  Liberty’s contribution will supplement the contributions being made by Mr. Malone personally, Comcast and others.

Copies of the Malone Employment Agreement, including the amendments thereto, have been previously filed as Exhibit 10.6 to the Registration Statement on Form S-4 of Old Liberty (File No. 333-86491) as filed on September 3, 1999, and Exhibit 10.15 to Old Liberty’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed on March 15, 2004 (File No. 001-16615).  Such documents are incorporated herein by reference and the foregoing descriptions are qualified in their entirety by reference to the full text thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2006

LIBERTY MEDIA CORPORATION

By:	/s/ Mark E Burton
	Name:	Mark E. Burton
	Title:	Vice President